SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                April 28 1997
                   -----------------------------------------
                Date of Report (date of earliest event reported)


                                BIOMERICA, INC.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


              Delaware            0-08765              95-2645573
            ------------         ---------           ---------------
          (State or Other       (Commission         (IRS Employee
          Jurisdiction of       File Number)        Identification Number)


                              1533 Monrovia Avenue
                        Newport Beach, California 92663
                        -------------------------------
                    (Address of Principal Executive Offices
                              Including Zip Code)


                                 714-645-2111
                            ----------------------
                        (Registrant's Telephone Number,
                              Including Area Code)


                       ----------------------------------
                   (Former Name or Former Address if Changed
                               Since Last Report)


                               page 1 of 4 pages

Item 1. Change of Control.

      On April 28, 1997, Joseph Irani, Chief Executive Officer, Director and control shareholder of Biomerica, Inc. (the `Company'') died of natural causes. Mr. Irani was the beneficial owner of 15% of the outstanding shares of common stock of the Company (the `Shares'') as defined under Rule 13d-3. The Shares are currently being probated in the estate of Mr. Irani. The Company is not aware of any arrangements that may result in the change of control at a date subsequent to this report.

      The Company added Janet Moore and Zackary Irani to the Board of Directors. Mr. Zackary Irani replaced Mr. Joseph Irani as the interim Chief Executive Officer.


(C)  Exhibits

      99.1  Press Release dated April 30, 1997.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 13, 1997           Biomerica, Inc.



                               By:   /S/Zackary S. Irani
                                    ----------------------
                                    Zackary S. Irani
                                    President

                                  EXHIBIT 99.1
                                  ------------



                                          FOR IMMEDIATE RELEASE
                                          ---------------------
                                          Contact: Zackary S. Irani
                                          Tel.     714-645-2111


                Biomerica Announces Death of its Chairman & CEO
                           New Board Members Elected

NEWPORT BEACH, California - April 30 - BIOMERICA, INC. (NASDAQ: BMRA) has announced that its founder, chairman and CEO Joseph Irani, has died from natural causes. The company has added two new board members, and appointed Janet Moore as the new Chairperson of the Board of Directors. Mr. Zackary S. Irani has been appointed to the Board of Directors and as the interim CEO.

Janet Moore has served the company for over 20 years, most recently as controller and secretary. Zackary Irani, the Vice President of Business Development, has served the company for over 10 years and holds an MBA degree.

BIOMERICA develops, manufactures, and markets advanced diagnostic products for